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                                                                      Exhibit 23




                            [BDO SEIDMAN LETTERHEAD]


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Speizman Industries, Inc.
Charlotte, North Carolina

We hereby consent to the incorporation by reference in the Registration Statements No. 2-77747 and No. 33-43042 of Speizman Industries, Inc. on Form S-8 of our reports dated August 15, 2001, relating to the consolidated financial statements and schedules of Speizman Industries, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended June 30, 2001.





Charlotte, North Carolina                                       BDO Seidman, LLP
September 20, 2001